Exhibit 99.5
STOCK ORDER FORMBATCH #ORDER #CATEGORYREC’DOCORDER DEADLINE DELIVERY: A Stock Order Form, properly completed andStock Information Centeron hl payment, must beC/O Stifel NicolausOrder Forms can be delivered by using the enclosed Stock Order Reply Envelope,18 Columbia Turnpikehand vernig ve ht delivFlorham Park, NJ 07932Oneida, NY (across the street from Oneida Savings Bank’s main office). Hand-delivered stock order forms will only be accepted at this location. You may NOTCall us toll-freedeliver this form to other Oneida Savings Bank offices. Please do not mail Stock Order Forms to Onieda Savings Bank. Faxes or copies of this form are notat 1-()-required to be accepted.SUBSCRIPTION(4) METHOD OF PAYMENT - DEPOSIT ACCOUNT WITHDRAWAL The undersigned authorizes withdrawal from the Oneida Savings Bank deposit(1) NUMBER OF SHARES PRICE PER SHARE (2) TOTAL PAYMENT DUEaccount(s) listed below. There will be no early withdrawal penalty applicable for funds $ Iauthorize d o n tis fo rm. Fu nds desig nate d fo r with drawal mu st be in the a cc ount(s)X $8.00 = vt) .001 listed at the time this form is rece ived. IRA and o ther retirem ent ac counts held at Oneida11Savings Bank, or Oneida Savings Bank Trust Investment Services, and accounts withMinimum Number of Shares: 25 ($200). Maximum Number of Shares: 37,500 ($300,000).check-writing privileges, may NOT be listed for direct withdrawal below.See Stock Order Form Instructions for more information regarding maximum number of shares.I For Internal Use Only Oneida Savings Bank Deposit Account Number Withdrawal Amount$.00(3) METHOD OF PAYMENT - CHECK OR MONEY ORDERóóEnclosed is a personal check, bank check or money orderI,$.made payable to: Oneida Financial Corp., in the amount of:$00$00Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money ordersTotal Withdrawal Amount $.00will be cashed upon receipt. Oneida Savings Bank line of credit checks may not be remitted as payment.ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.(5)PURCHASER INFORMATIONACCOUNT INFORMATION -SUBSCRIPTION OFFERINGSubscription Offering. Check the one box that applies, as of the earliest date, to the If you checked box (a), (b) or (c) under ‘Subscription Offering,‘ please provide the following informationpurchaser(s) listed in Section 9:as of the eligibility date under which purchasers) listed in Section 9 below qualify in the Subscriptiona.Q Depositors with an aggregate minimum of $50 on deposit at Oneida Savings BankOffering:at the close of business on December 31, 2008.i1b.? Depositors with an aggregate minimum of $50 on deposit at Oneida Savings BankDeposit Title (Name(s) on Account)Oneida Savings Bank Deposit Account Numberat the close of business on March 31, 2010.c.O Depositors with accounts at Oneida Savings Bank at the close of business on, 2010.Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed inSection 9, check the first box that applies to this order:d.O You are a resident of one of the New York counties listed in the Prospectus, on page. III(plea se wr ite your county of re sidenc e in Section 9)e I-I You were an Oneida Financ ial Corp. stoc kholder as of 2010NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE. M INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACHf. You are placing an order in the Community Offering but (d) and (e) above do not apply.A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED(6)MANAGEMENT AND EMPLOYEES Check if you are an Oneida Financial, MHC, Oneida Financial Corp. or Oneida Savings Bank: I Director O Officer O Employee O Immediate family member, as definedon the Stock Order Form Instructions.(7)MAXIMUM PURCHASER IDENTIFICATIONCheck here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitations are increased. See Stock Order Form Instructions for further guidance. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.(8)ASSOCIATES/ACTING IN CONCERTCheck here if you, or any associates or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form)Name(s) listed in Section 9 on other Stock Order FormsNumber of shares orderedName(s) listed in Section 9 on other Stock Order FormsNumber of shares ordered(9)STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications relatedto this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.First Name, Middle Initial, Last NameReporting SSN/Tax ID No.First Name, Middle Initial, Last NameSSN/Tax Id No.StreetDaytime Phone Number (important)City (important)State Zip County (important) Evening Phone Number (important)(10)FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions. FOR BROKER USE ONLYIndividual Joint Tenants O Tenants in Common O Uniform Transfer to Minors Act IRAI Corporation/Partnershipóó\ Other(for reporting SSN, use minor’s)I-I SSN of Beneficial Owner:--(11) ACKNOWLEDGMENT AND SIGNATURE(S)I understand that, to be effective, this form, properly completed, together with full payment, must be received no later than 2:00 p.m., Eastern Time, on, 2010, otherwisethis form and all subscription rights will be void. (continued on reverse side of this form)ORDER NOT VALID UNLESS SIGNEDONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.Signature (title, if applicable)Date Signature (title, if applicable)Date

STOCK ORDER FORM - SIDE 2(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)Associate - The term ‘associate‘ of a person means:(1)any corporation or organization, other than Oneida Financial, MHC, Oneida Financial Corp., Oneida Savings Bank or a majority-owned subsidiary of Oneida Savings Bank, of which the person is a senior officer, partner or 10% beneficial stockholder;(2)any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, that for the purposes of subscriptions in the offering and restrictions on the sale of stock after the conversion, the term ‘associate‘ does not include a person who has a substantial beneficial interest in an employee stock benefit plan of Oneida Savings Bank, or who is a trustee or fiduciary of such plan, and for purposes of aggregating total shares that may be held by officers, trustees and directors of Oneida Savings Bank, Oneida Financial, MHC or Oneida Financial Corp., the term ‘associate‘ does not include any tax-qualified employee stock benefit plan of Oneida Savings Bank; and(3)any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Oneida Financial, MHC, Oneida Financial Corp. or Oneida Savings Bank.Acting in concert - The term ‘acting in concert‘ means:(1)knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or(2)a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.A person or company that acts in concert with another person or company (‘other party‘) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.We have the sole discretion to determine whether prospective purchasers are ‘associates‘ or ‘acting in concert.‘ Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.Please see the Prospectus section entitled ‘The Conversion and Offering - Limitations on Common Stock Purchases‘ for more information on purchase limitations.(11) ACKNOWLEDGEMENT AND SIGNATURE(S) (continued from front of Stock Order Form)I agree that, after receipt by Oneida Financial Corp., this Stock Order Form may not be modified or canceled without Oneida Financial Corp. , s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $600,000, in all categories of the offering combined, for any person or entity, together with associates of, or persons acting in concert with, such person or entity, as set forth in the Plan of Conversion and Reorganization and the Prospectus.Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.I ACKNOWLEDGE THAT THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Inquiries, toll-free, at (800) 842-6929.I further certify that, before purchasing the common stock of Oneida Financial Corp., I received the Prospectus dated, 2010, and that I have read the terms andconditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by OneidaFinancial Corp. in the ‘Risk Factors‘ section beginning on page. Risks include, but are not limited to the following:1.Concentration of loans in our primary market area may increase risk.2.Changes in interest rates could adversely affect our results of operations and financial condition.3.We could record future losses on our securities portfolio.4.If our non-performing assets increase, our earnings will suffer.5.Increases to the allowance for loan losses would cause our earnings to decrease.6.Commercial real estate and business loans increase our exposure to credit risks.7.Our loan portfolio has greater risk due to the substantial number of home equity loans and other consumer loans.8.Municipal deposits are price sensitive and could result in an increase in interest expense or funding fluctuations.9.Our operations may be adversely affected if we are unable to hire and retain qualified employees.10.Conditions in insurance markets could adversely affect our earnings.11.We hold certain intangible assets that in the future could be classified as either partially or fully impaired, which would reduce our earnings and the book values of these assets.12.Strong competition may limit our growth and profitability.13.Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.14.The United States economy remains weak and unemployment levels are high. The prolonged economic downturn will adversely affect our business and financial results.15.A legislative proposal has been introduced that would eliminate the Office of Thrift Supervision, Oneida Financial Corp.’s primary federal regulator and the primary federal regulator that Oneida Financial-New intends to elect, which would require Oneida Financial-New to become a bank holding company.16.Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.17.We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.18.If our investment in the Federal Home Loan Bank of New York becomes impaired, our earnings and stockholders’ equity could decrease.19.System failure or breaches of our information systems could subject us to increased operating costs as well as litigation and other liabilities.20.The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering.21.Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.22.Our return on equity initially will be low compared to our historical performance. A lower return on equity may negatively impact the trading price of our common stock.23.The implementation of the stock-based benefit plan may dilute your ownership interest.24.Implementing the stock-based benefit plan would increase our compensation and benefit expenses and adversely affect our profitability.25.Various factors may make takeover attempts more difficult to achieve.26.The ownership interest of management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.27.There may be a decrease in stockholders’ rights for existing stockholders of Oneida Financial Corp.28.You may not revoke your decision to purchase Oneida Financial-New common stock in the subscription offering after you send us your subscription.29.There may be a limited market for our common stock, which may lower our stock price and make it more difficult for investors to sell their shares of our common stock.By executing this form, the investor is not waiving any rights under the federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

ONEIDA FINANCIAL CORP. STOCK ORDER FORM INSTRUCTIONSSections (1) and (2) - Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $8.00 price per share. The minimum purchase is 25 shares ($200). The maximum allowable purchase by a person, or persons exercising subscription rights through a single qualifying deposit account held jointly, is 37,500 shares ($300,000). Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 75,000 shares ($600,000) of common stock, in all categories of the offering combined. Current Oneida Financial Corp. stockholders are subject to these purchase limitations and to an overall ownership limitation. Please see the Prospectus section entitled ‘The Conversion and Offering -Limitations on Common Stock Purchases‘ for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.Section (3) - Method of Payment - Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to Oneida Financial Corp. These will be cashed upon receipt; the funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at Oneida Savings Bank’s passbook savings rate until the offering is completed, at which time, a subscriber will be issued a check for interest earned. Please do not remit cash, an Oneida Savings Bank line of credit check, wire transfers or third party checks for this purchase.Section (4) - Method of Payment - Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Oneida Savings Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you - the funds designated will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contract rate, and account withdrawals will be made at the completion of the offering. There will be no early withdrawal penalty for withdrawal from an Oneida Savings Bank certificate of deposit account. Note that you may NOT designate deposit accounts with check-writing privileges. Submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate for direct withdrawal Oneida Savings Bank, IRA or other retirement accounts. For guidance on using retirement funds, whether held at Oneida Savings Bank or elsewhere,please contact the Stock Information Center as soon as possible - preferably at least two weeks before the , 2010 offering deadline, and see the Prospectussection entitled ‘The Conversion and Offering - Using IRA Funds.‘ Your ability to use retirement accounts to buy shares cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.Section (5) - Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked one of these boxes, list all Oneida Savings Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to a Community Offering. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See the Prospectus section entitled ‘The Conversion and Offering,‘ for further details about the Subscription and Community Offerings.Section (6) - Management and Employees. Check the box if you are a Oneida Savings Bank, Oneida Financial Corp., or Oneida Financial, MHC director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who reside in the same house as the director, officer or employee.Section (7) - Maximum Purchaser Identification. Check the box, if applicable. Your failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you check the box but have not subscribed for the maximum amount in the Subscription Offering and did not complete item 8, you will not receive this notification.Section (8) - Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary.Section (9) - Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock certificate. Each Stock Order Form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (‘FINRA‘), formerly the National Association of Securities Dealers (‘NASD‘), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.Section (10) - Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials - use the full first name, middle initial and last name. Omit words that do not affect ownership such as ‘Dr.‘ or ‘Mrs.‘ Check the one box that applies.Buying Stock Individually - Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section9 of the Stock Order Form must have had an eligible deposit account at Oneida Savings Bank on December 31, 2008 March 31, 2010 or , 2010.Buying Stock Jointly - To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account atOneida Savings Bank on December 31, 2008 March 31, 2010 or , 2010.Joint Tenants - Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to thesurviving tenant(s). All owners must agree to the sale of shares.Tenants in Common - May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the survivingco-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor - Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Oneida Savings Bank on December 31, 2008 or March31, 2010 or , 2010.The standard abbreviation for custodian is ‘CUST.‘ The Uniform Transfer to Minors Act is ‘UTMA.‘ Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NY Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-NY (list only the minor’s social security number).Buying Stock for a Corporation/Partnership - On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax IDNumber for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must havehad an eligible deposit account at Oneida Savings Bank on December 31, 2008 March 31, 2010 or , 2010.Buying Stock in a Trust/Fiduciary Capacity - Indicate the name of the fiduciary and the capacity under which they are acting (for example, ‘Executor‘), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entitynamed in Section 9 of the Stock Order Form must have had an eligible deposit account at Oneida Savings Bank on December 31, 2008 March 31, 2010 or ,2010.Buying Stock in a Self-Directed IRA (for trustee/broker use only) - Registration should reflect the custodian or trustee firm’s registration requirements. For example, on thefirst name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example,‘FBO John SMITH IRA‘). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which allcorrespondence should be mailed related to this order, including a stock certificate. Indicate the TAX ID Number under which the IRA account should be reported for taxpurposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Oneida Savings Bankon December 31, 2008 March 31, 2010 or , 2010.Section (11) - Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or withdrawal authorization, sothat it is received (not postmarked) by 2:00 p.m., Eastern Time, on , 2010. Stock Order Forms can be delivered by using the enclosed postage paid Stock OrderReply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form or by hand-delivery to Oneida Savings Bank’s main office, which is located at 182 Main Street, Oneida, NY. Hand-delivered Stock Order Forms will only be accepted at this location. Please do not mail stock order forms to Oneida Savings Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.QUESTIONS? Call our Stock Information Center, toll-free, at 1-(___) ___-____ Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Stock Information Center is not open on weekends or bank holidays.